Exhibit 99.2

First Quarter 2020 1 Earnings Webcast and Conference Call May 5, 2020

2 Brendan Metrano Vice President of Investor Relations

This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation of The Western Union Company (the "Company," "Western Union," "we," "our," or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2019. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics such as COVID-19, civil unrest, war, terrorism, or natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents, or their subagents in establishing or maintaining relationships with banks needed to conduct our services; changes in tax laws or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents, or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, such as those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney’s Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation in the European Union and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; and (iii) other events such as: catastrophic events; and management’s ability to identify and manage these and other risks. Safe Harbor 3

Hikmet Ersek Chief Executive Officer 4

5 Facing the Global Challenge from a Position of Strength Highly trusted consumer brand with a 160+ year history Strong financial position and flexible operating structure Position of Strength • Gratitude to frontline heroes, essential workers, and our employees and partners for working tirelessly • Committed to our values and mission to deliver essential services to millions of customers worldwide Leading cross-border, cross- currency capabilities and sound strategic vision

6 Our Response to COVID-19 The Safety and Well-Being of all Stakeholders is Western Union’s Top Priority Employees: Business continuity plans; most employees are working from home Customers: Facilitate reliable and convenient money transfers and payments globally Agents & Partners: Help agents to safely and conveniently service consumers Community: WU and the WU Foundation pledged significant funds in the fight against COVID-19 Shareholders: Prudently managing expenses, investments, and financial position

7 Solid first quarter performance: EPS growth 8% GAAP, or 7% adjusted*; operating margin 19.6% GAAP, or 20.5% adjusted* Digital money transfer revenue increased 21% on a reported basis, or 22% constant currency* Business Solutions continued growth trend driven by strong hedging performance Solid cash flow generation, with strong financial position First Quarter Results Snapshot *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Desire to send money remains strong: Need for support in home countries is even higher today Staying at home: Lockdowns and health concerns are causing consumers to limit trips to public locations Financial uncertainty: Senders are facing greater financial uncertainty resulting from the economic slowdown related to COVID-19 Shift to digital accelerating: Consumers are seeking alternative ways to transact given widespread lockdowns 8 Consumer Trends Remittance Market Expectations 714 707 707 572 680 607 500 550 600 650 700 750 W O RL D B ANK CITI (BASE) CITI (WORST) -3.5% -20% -14% Sources: 1 World Bank Development Brief 32, April 2020; Citi Research “Global Remittances Shock” April 2020 Global Remittance Market Forecast ($B’s) 2020 Market Update Source: WU Business Intelligence 2020 2019

9 Cross-Border Remittance Principal vs. FDI and ODA to Emerging Markets (2000-2019F) Sources: World Bank staff estimates, World Development Indicators, and Internal Monetary Fund (IMF) Balance of Payments Statistics. Notes: FDI = foreign direct investment; ODA = official development assistance. See appendix A in World Bank (2017) for data and forecast methods. E = ESTIMATES; F = FORECASTS. 1. Data from the UN’s Department of Economic and Social Affairs (DESA) A Historically Stable Market Unparalleled Digital & Physical Global Network Solid Business Fundamentals Countries + Territories Agent Locations Countries: Web & App Countries: Bank Payout Accounts for payout 550K+ 75+ 100+ Billions 200+ - 100.00 200.00 300.00 400.00 500.00 600.00 700.00 800.00 900.00 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 Official Development Assistance Remittances Foreign Direct Investment 272M international migrants1 75% working age

Organizational Strength 1Leverage Our Cross-Border Platform for Multiple Use Cases 2 Digital strategy 3 Shareholder Value 4 10 • WU Way investments and returns, including enhancing our global network • Lifetime value model • Mission driven • ESG Strategy Update

Raj Agrawal Chief Financial Officer 11

12 Consolidated revenues of $1.2 billion declined 11% compared to the prior year period, or 1% on an adjusted constant currency basis* Revenue: Q1 and Early Q2 Trends Through mid-March, Consumer-to-Consumer segment (C2C) transactions were trending in-line with the Company’s expectations During the 2nd half of March, C2C transactions progressively declined with the global spread of COVID-19 and restrictive policy responses For the month of April, C2C transactions declined approximately 21% year-over-year *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

13 Regions Revenue Growth/ (Decline) Constant Currency Growth/ (Decline)* Transaction Growth/ (Decline) % of C2C Revenue North America (2%) (2%) (5%) 38% Europe & CIS (5%) (5%) 1% 31% MEASA 3% 3% 1% 16% LACA (11%) (3%) (5%) 9% APAC (10%) (9%) (14%) 6% Total C2C (4%) (3%) (3%) 100% Consumer-to-Consumer Q1 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. • 85% of Company revenue • Revenue declined 4%, or 3% constant currency* • Transactions declined 3% • Cross-border principal was flat, or increased 2% constant currency* • Digital money transfer revenue increased 21%, or 22% constant currency* and represented 16% of total C2C revenue

Business Solutions 14 • 8% of Company revenue • Revenue increased 3%, or 5% constant currency* Other (primarily retail bill payments businesses in Argentina & the U.S.) • 7% of Company revenue • Revenue decreased 59% due to the divestiture of the Speedpay and Paymap businesses in May 2019 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Business Solutions and Other Q1

15 • GAAP operating margin increased due to the benefits of productivity savings and lower compensation expense, partially offset by the negative impact of the 2019 divestitures and changes in foreign exchange rates • Adjusted operating margin increased due to the same factors above and excludes the impact of restructuring expenses and acquisition and divestiture costs *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Operating Margin Q1 18.8% 19.6% 19.3% 20.5% Q1 2019 Q1 2020 Q1 2019 Q1 2020 ADJUSTED* GAAP ADJUSTED* GAAP

16 Financial Highlights Quarter Ended March 31, 2020 EPS: GAAP / Adjusted* $0.42 / $0.44 Cash Flow from Operations $112 million Stock Repurchases $217 million Dividends Paid $92 million Cash Balance, March 31, 2020 $1.1 billion Debt Outstanding, March 31, 2020 $3.1 billion *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

17 -8% -7% -6% -5% -4% -3% -2% -1% 0% 2019 2020 2021 2022 2023 2024 Uncertainty around COVID-19 impact is high International Monetary Fund Global GDP Forecast for COVID-19 Scenarios 2020 Business Update Longer outbreak in 2020 plus new outbreak in 2021 New outbreak in 2021 Longer outbreak in 2020 • Q2 potential bottom for declines in global economic activity • Cost structure approximately 60% variable • Manage fixed costs: hiring, non- essential travel, investments • Expect productivity savings of approximately $50 million • Capital allocation priorities unchanged; share repurchases paused

18 Historically Stable Market Remittances are a critical source of support Western Union is Well Positioned for Future Success Flexible Operating Model 60% variable costs 40% fixed costs; inherent margin buffer Strategy Driving Innovation Persistent focus on enhancing the global network, driving digital growth, opening platform to new use cases, and optimizing the organization Strong Financial Position Solid cash flow generation and balance sheet; $1.5 billion revolving credit facility, and no debt maturities until 2022

Questions and Answers 19

Appendix 1st Quarter 2020 Earnings Webcast and Conference Call 20

Key Statistics and Reconciliation of Non-GAAP Measures Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. We have also included non-GAAP revenues below that remove the impacts of Speedpay and Paymap, in order to provide a more meaningful comparison of results from continuing operations. These non-GAAP financial measures include the following: (1) consolidated revenue change constant currency adjusted and excluding Speedpay and Paymap, (2) Consumer-to-Consumer segment revenue change constant currency adjusted, (3) Consumer-to-Consumer segment region, westernunion.com, and digital money transfer revenue change constant currency adjusted, (4) Business Solutions segment revenue change constant currency adjusted, (5) operating margin, excluding, as applicable, restructuring-related expenses and acquisition and divestiture costs, (6) diluted earnings per share, excluding, as applicable, restructuring-related expenses and acquisition and divestiture costs, (7) effective tax rate, excluding, as applicable, restructuring-related expenses and acquisition and divestiture costs, and (8) additional measures found in the supplemental tables included herein. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. Amounts included below are in millions, unless indicated otherwise. 21

Key Statistics and Reconciliation of Non-GAAP Measures 22 Consolidated Metrics Consolidated revenues (GAAP) - YoY % change (4) % (5) % (6) % (7) % (5) % (11) % Consolidated revenues (constant currency adjusted and excluding Speedpay and Paymap) - YoY % change (a) 2% 4% 4% 3% 3%(1) % Consolidated operating margin (GAAP) 18.8% 19.3% 15.1% 17.3% 17.6% 19.6 % Consolidated operating margin, excluding restructuring-related expenses and acquisition and divestiture costs (b) 19.3% 20.3% 22.3% 18.7% 20.1% 20.5 % Speedpay and Paymap contribution to operating margin (c) 0.4% 0.0 % N/A N/A 0.1 % N/A EBITDA margin (d) 23.6% 24.1% 19.8% 22.4% 22.5% 24.5 % Consumer-to-Consumer (C2C) Segment Metrics Revenues (GAAP) - YoY % change (3) % (1) % 1% 0% (1) % (4) % Revenues (constant currency adjusted) - YoY % change (f) 0% 1% 2% 1% 1%(3) % Transactions - YoY % change 2% 1% 2% (1) % 1% (3) % Principal per transaction, as reported - YoY % change (2) % (1) % 0% 0% (1) % 2 % Principal per transaction (constant currency adjusted) - YoY % change (g) 2% 1% 2% 1% 1% 4 % Cross-border principal, as reported - YoY % change 1% 0% 3% 1% 1% 0 % Cross-border principal (constant currency adjusted) - YoY % change (h) 5% 3% 4% 2% 3% 2 % Operating margin* 22.1% 22.5% 23.7% 20.3% 22.1% 20.7 % Digital money transfer revenue (GAAP) - YoY % change (1) 17% 18% 21% 25% 20% 21 % Digital money transfer foreign currency translation impact (k) 2% 2% 1% 1% 2% 1 % Digital money transfer revenue (constant currency adjusted) - YoY % change (1) 19% 20% 22% 26% 22% 22 % westernunion.com revenue (GAAP) - YoY % change 17% 18% 16% 17% 17% 13 % westernunion.com foreign currency translation impact (k) 2% 2% 1% 1% 1% 1 % westernunion.com revenue (constant currency adjusted) - YoY % change 19% 20% 17% 18% 18% 14 % westernunion.com transactions - YoY % change 19% 15% 16% 13% 16% 15% (1) Represents revenue from transactions conducted and funded through westernunion.com and transactions initiated on internet and mobile applications hosted by our third-party white label or co-branded digital partners. 1Q20 Notes FY2019 4Q19 1Q19 2Q19 3Q19

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

	Notes	1Q19	2Q19	3Q19	4Q19	FY2019	1Q20
C2C Segment Regional Metrics							
NA region revenues (GAAP) - YoY % change		1 %	2 %	2 %	1 %	2 %	(2) %
NA region foreign currency translation impact	(a)	0 %	0 %	0 %	0 %	0 %	0 %
NA region revenues (constant currency adjusted) - YoY % change		1 %	2 %	2 %	1 %	2 %	(2) %
NA region transactions - YoY % change		0 %	(1) %	(1) %	(4) %	(2) %	(5) %
EU & CIS region revenues (GAAP) - YoY % change		(3) %	(3) %	(1) %	1 %	(2) %	(5) %
EU & CIS region foreign currency translation impact	(a)	4 %	4 %	2 %	1 %	3 %	0 %
EU & CIS region revenues (constant currency adjusted) - YoY% change		1 %	1 %	1 %	2 %	1 %	(5) %
EU & CIS region transactions - YoY % change		5 %	4 %	6 %	5 %	5 %	1 %
MEASA region revenues (GAAP) - YoY % change		(7) %	(3) %	4 %	0 %	(1) %	3 %
MEASA region foreign currency translation impact	(a)	1 %	2 %	1 %	0 %	1 %	0 %
MEASA region revenues (constant currency adjusted) - YoY % change		(6) %	(1) %	5 %	0 %	0 %	3 %
MEASA region transactions - YoY % change		1 %	(3) %	1 %	(1) %	(1) %	1 %
LACA region revenues (GAAP) - YoY % change		(2) %	4 %	4 %	(2) %	1 %	(11) %
LACA region foreign currency translation impact	(a)	14 %	12 %	8 %	8 %	10 %	8 %
LACA region revenues (constant currency adjusted) - YoY % change		12 %	16 %	12 %	6 %	11 %	(3) %
LACA region transactions - YoY % change		9 %	11 %	10 %	4 %	8 %	(5) %
APAC region revenues (GAAP) - YoY % change		(13) %	(14) %	(13) %	(10) %	(13) %	(10) %
APAC region foreign currency translation impact	(a)	2 %	2 %	0 %	0 %	1 %	1 %
APAC region revenues (constant currency adjusted) - YoY % change		(11) %	(12) %	(13) %	(10) %	(12) %	(9) %
APAC region transactions - YoY % change		(6) %	(9) %	(6) %	(7) %	(7) %	(14) %
International revenues - YoY % change		(5) %	(3) %	0 %	(1) %	(2) %	(4) %
International transactions - YoY % change		3 %	2 %	4 %	2 %	3 %	(2) %
International revenues - % of C2C segment revenues		66 %	65 %	66 %	66 %	66 %	65 %
United States originated revenues - YoY % change		0 %	2 %	2 %	1 %	1 %	(3) %
United States originated transactions - YoY % change		0 %	(1) %	(1) %	(4) %	(2) %	(5) %
United States originated revenues - % of C2C segment revenues		34 %	35 %	34 %	34 %	34 %	35 %

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Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

	Notes	1Q19	2Q19	3Q19	4Q19	FY2019	1Q20
% of C2C Revenue							
NA region revenues		38 %	38 %	38 %	38 %	38 %	38 %
EU & CIS region revenues		32 %	32 %	32 %	32 %	32 %	31 %
MEASA region revenues		15 %	15 %	15 %	15 %	15 %	16 %
LACA region revenues		9 %	9 %	9 %	9 %	9 %	9 %
APAC region revenues		6 %	6 %	6 %	6 %	6 %	6 %
Digital money transfer revenues		13 %	13 %	14 %	16 %	14 %	16 %
Business Solutions Segment Metrics							
Revenues (GAAP) - YoY % change		(1) %	3 %	0 %	0 %	0 %	3 %
Revenues (constant currency adjusted) - YoY % change	(i)	4 %	7 %	3 %	1 %	4 %	5 %
Operating margin*		9.0 %	10.9 %	16.7 %	11.3 %	12.0 %	14.1 %
Other (primarily bill payments businesses in Argentina and the United States)							
Revenues (GAAP) - YoY % change		(9) %	(31) %	(48) %	(52) %	(34) %	(59) %
Operating margin*		5.0 %	4.3 %	9.0 %	4.6 %	5.5 %	26.1 %
% of Total Company Revenue (GAAP)							
Consumer-to-Consumer segment revenues		79 %	83 %	85 %	86 %	83 %	85 %
Business Solutions segment revenues		7 %	7 %	8 %	7 %	7 %	8 %
Other revenues		14 %	10 %	7 %	7 %	10 %	7 %

* In the first quarter of 2020, we changed our expense allocation method so that our corporate data center and network engineering information technology expenses are allocated based on a percentage of relative revenue. In 2019, these costs had been allocated based in part on a percentage of relative transactions. We believe that an allocation method based fully on relative revenue presents a more representative view of segment profitability, as certain of our services, particularly some of our bill payment services and our money order services, have much lower revenues per transaction than our other services. For the three months ended March 31, 2019, June 30, 2019, September 30, 2019, and December 31, 2019, and for the twelve months ended December 31, 2019, this change would have decreased Consumer-to-Consumer and increased Other operating income by $13.1 million, $11.7 million, $13.0 million, $11.8 million, and $49.6 million, respectively. Business Solutions was not materially impacted by the change in the allocation method.

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Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

	Notes	Three Months Ended March 31, 2020					
(in millions, except per share amounts)		Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Reported results (GAAP)		$ 1,190.0	$ 233.2	$ 201.9	$ 25.2	$ 176.7	$ 0.42
Restructuring related expenses and related tax benefit	(n)	—	10.5	10.5	1.3	9.2	0.02
Adjusted results (non-GAAP)		$ 1,190.0	$ 243.7	$ 212.4	$ 26.5	$ 185.9	$ 0.44
Foreign currency translation impact	(k)	47.3					
Revenues, constant currency adjusted (non-GAAP)		$ 1,237.3					

	Notes	Three Months Ended March 31, 2019					
(in millions, except per share amounts)		Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Reported results (GAAP)		$ 1,337.0	$ 251.2	$ 216.1	$ 43.0	$ 173.1	$ 0.39
Less Speedpay and Paymap revenues	(l)	(91.9)	—	—	—	—	—
Acquisition and divestiture costs and related tax benefit	(o)	—	6.9	6.9	1.6	5.3	0.02
Adjusted results (non-GAAP)		$ 1,245.1	$ 258.1	$ 223.0	$ 44.6	$ 178.4	$ 0.41
Quarter over quarter growth/(decline) (GAAP)		(11) %	(7) %	(7) %	(41) %	2 %	8 %
Quarter over quarter growth/(decline) (non-GAAP) [(2)]		(5) %	(6) %	(5) %	(41) %	4 %	7 %
Quarter over quarter growth/(decline), excluding Speedpay and Paymap, constant currency adjusted (non-GAAP)		(1) %					

(2) Revenue measure excludes impact of Speedpay and Paymap; all other measures include the impact of Speedpay and Paymap and exclude restructuring related expenses and acquisition and divestiture costs and the related tax benefits.

25

Key Statistics and Reconciliation of Non-GAAP Measures 26 Consolidated Metrics (a) Revenues (GAAP) $ 1,337.0 $ 1,340.5 $ 1,306.9 $ 1,307.7 $ 5,292.1 $ 1,190.0 Foreign currency translation impact (k) 77.2 74.2 45.8 41.7 238.9 47.3 Revenues (constant currency adjusted) 1,414.2 1,414.7 1,352.7 1,349.4 5,531.0 1,237.3 Less revenues from Speedpay and Paymap (l) (91.9) (38.8) N/A N/A (130.7) N/A Revenues, constant currency adjusted and excluding Speedpay and Paymap $ 1,322.3 $ 1,375.9 $ 1,352.7 $ 1,349.4 $ 5,400.3 $ 1,237.3 Prior year revenues (GAAP) $ 1,389.4 $ 1,411.1 $ 1,387.8 $ 1,401.6 $ 5,589.9 $ 1,337.0 Less prior year revenues from Speedpay and Paymap (l) (99.2) (91.6) (89.2) (88.2) (368.2) (91.9) Prior year revenues, adjusted, excluding Speedpay and Paymap $ 1,290.2 $ 1,319.5 $ 1,298.6 $ 1,313.4 $ 5,221.7 $ 1,245.1 Revenues (GAAP) - YoY % Change (4) % (5) % (6) % (7) % (5) % (11) % Revenues, constant currency adjusted and excluding Speedpay and Paymap - YoY % Change 2% 4% 4% 3% 3%(1) % (b) Operating income (GAAP) $ 251.2 $ 258.9 $ 197.4 $ 226.5 $ 934.0 $ 233.2 Restructuring-related expenses (n) N/A 7.4 91.5 16.6 115.5 10.5 Acquisition and divestiture costs (o) 6.9 5.7 2.5 0.9 16.0 — Operating income, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs $ 258.1 $ 272.0 $ 291.4 $ 244.0 $ 1,065.5 $ 243.7 Operating margin (GAAP) 18.8% 19.3% 15.1% 17.3% 17.6% 19.6 % Operating margin, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs 19.3% 20.3% 22.3% 18.7% 20.1% 20.5% (c) Operating income (GAAP) $ 251.2 $ 258.9 $ 197.4 $ 226.5 $ 934.0 $ 233.2 Operating margin (GAAP) 18.8% 19.3% 15.1% 17.3% 17.6% 19.6 % Speedpay and Paymap contribution to operating income (l) $ 22.6 $ 7.7 N/A N/A $ 30.3 N/A Speedpay and Paymap contribution to operating margin (l) 0.4% 0.0 % N/A N/A 0.1 % N/A (d) Operating income (GAAP) $ 251.2 $ 258.9 $ 197.4 $ 226.5 $ 934.0 $ 233.2 Depreciation and amortization 64.8 64.8 61.1 67.0 257.7 58.2 EBITDA (m) $ 316.0 $ 323.7 $ 258.5 $ 293.5 $ 1,191.7 $ 291.4 Operating margin (GAAP) 18.8% 19.3% 15.1% 17.3% 17.6% 19.6 % EBITDA margin 23.6% 24.1% 19.8% 22.4% 22.5% 24.5% 1Q20 Notes FY2019 4Q19 1Q19 2Q19 3Q19

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

	Notes	1Q19	2Q19	3Q19	4Q19	FY2019	1Q20
Consolidated Metrics cont.							
(e) Effective tax rate (GAAP)		20 %	18 %	17 %	31 %	20 %	13 %
Impact from restructuring-related expenses	(n)	N/A	0 %	1 %	0 %	1 %	0 %
Impact from acquisition and divestiture costs	(o)	0 %	0 %	0 %	0 %	0 %	0 %
Impact from gain on sales of Speedpay and Paymap	(l)	N/A	(1) %	0 %	(7) %	(1) %	N/A
Effective tax rate, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, and gain on sales of Speedpay and Paymap		20 %	17 %	18 %	24 %	20 %	13 %
C2C Segment Metrics							
(f) Revenues (GAAP)		$ 1,056.9	$ 1,112.9	$ 1,113.0	$ 1,125.0	$ 4,407.8	$ 1,015.4
Foreign currency translation impact	(k)	33.0	31.4	17.9	14.8	97.1	12.9
Revenues (constant currency adjusted)		$ 1,089.9	$ 1,144.3	$ 1,130.9	$ 1,139.8	$ 4,504.9	$ 1,028.3
Prior year revenues (GAAP)		$ 1,091.0	$ 1,127.5	$ 1,107.4	$ 1,127.7	$ 4,453.6	$ 1,056.9
Revenues (GAAP) - YoY % change		(3) %	(1) %	1 %	0 %	(1) %	(4) %
Revenues (constant currency adjusted) - YoY % change		0 %	1 %	2 %	1 %	1 %	(3) %
(g) Principal per transaction, as reported ($- dollars)		$ 302	$ 303	$ 307	$ 300	$ 303	$ 308
Foreign currency translation impact ($- dollars)	(k)	11	8	5	4	7	5
Principal per transaction (constant currency adjusted) ($- dollars)		$ 313	$ 311	$ 312	$ 304	$ 310	$ 313
Prior year principal per transaction, as reported ($- dollars)		$ 307	$ 306	$ 308	$ 301	$ 305	$ 302
Principal per transaction, as reported - YoY % change		(2) %	(1) %	0 %	0 %	(1) %	2 %
Principal per transaction (constant currency adjusted) - YoY % change		2 %	1 %	2 %	1 %	1 %	4 %
(h) Cross-border principal, as reported ($- billions)		$ 19.1	$ 20.5	$ 20.6	$ 20.5	$ 80.7	$ 19.1
Foreign currency translation impact ($- billions)	(k)	0.7	0.5	0.4	0.2	1.8	0.3
Cross-border principal (constant currency adjusted) ($- billions)		$ 19.8	$ 21.0	$ 21.0	$ 20.7	$ 82.5	$ 19.4
Prior year cross-border principal, as reported ($- billions)		$ 18.9	$ 20.4	$ 20.1	$ 20.5	$ 79.9	$ 19.1
Cross-border principal, as reported - YoY % change		1 %	0 %	3 %	1 %	1 %	0 %
Cross-border principal (constant currency adjusted) - YoY % change		5 %	3 %	4 %	2 %	3 %	2 %

27

Key Statistics and Reconciliation of Non-GAAP Measures 28 Business Solutions Segment Metrics (i) Revenues (GAAP) $ 95.6 $ 95.6 $ 100.6 $ 97.0 $ 388.8 $ 98.4 Foreign currency translation impact (k) 4.6 3.6 2.9 1.0 12.1 2.2 Revenues (constant currency adjusted) $ 100.2 $ 99.2 $ 103.5 $ 98.0 $ 400.9 $ 100.6 Prior year revenues (GAAP) $ 96.7 $ 93.1 $ 100.2 $ 96.8 $ 386.8 $ 95.6 Revenues (GAAP) - YoY % change (1) % 3% 0% 0% 0% 3 % Revenues (constant currency adjusted) - YoY % change 4% 7% 3% 1% 4% 5% (j) Operating income (GAAP) $ 8.6 $ 10.5 $ 16.7 $ 11.0 $ 46.8 $ 13.9 Depreciation and amortization 10.2 9.7 9.9 9.8 39.6 9.4 EBITDA (m) $ 18.8 $ 20.2 $ 26.6 $ 20.8 $ 86.4 $ 23.3 Operating income margin (GAAP) 9.0% 10.9% 16.7% 11.3% 12.0% 14.1 % EBITDA margin 19.7% 21.1% 26.4% 21.5% 22.2% 23.7% 1Q20 Notes FY2019 4Q19 1Q19 2Q19 3Q19

Key Statistics and Reconciliation of Non-GAAP Measures 29 (k) (l) (m) (n) (o) Non-GAAP related notes: Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends. On May 9, 2019, we completed the sale of our United States electronic bill payments business known as “Speedpay” to ACI Worldwide Corp. and ACW Worldwide, Inc. ("ACI") for approximately $750 million in cash. In addition, on May 6, 2019, we completed the sale of Paymap Inc. ("Paymap"), which provides electronic mortgage bill payment services, for contingent consideration and immaterial cash proceeds received at closing. Both Speedpay and Paymap were included as a component of "Other" in our segment reporting. Revenue has been adjusted to exclude the carved out financial information for Speedpay and Paymap and the gain on the sales and the income taxes on the gain, including the elimination of previously forecasted annual base-erosion anti-abuse taxes, has been removed from adjusted effective tax rate. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures. We have included this information because management believes that presenting these measures as adjusted to exclude divestitures will provide investors with a more meaningful comparison of results within the periods presented. Additionally, Speedpay and Paymap contributions to operating income exclude corporate overhead allocations. Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods. Represents impact from expenses incurred in connection with an overall restructuring plan, approved by the Board of Directors on August 1, 2019, to improve our business processes and cost structure by reducing headcount and consolidating various facilities. While certain of these expenses are identifiable to our business segments, primarily to our Consumer-to-Consumer segment, they have been excluded from the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of assessing segment performance and decision making with respect to resource allocation. These expenses are therefore excluded from the Company's segment operating income results. While these expenses are specific to this initiative, the types of expenses related to this initiative are similar to expenses that we have previously incurred and can reasonably be expected to incur in the future. We believe that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. Represents the impact from expenses incurred in connection with our acquisition and divestiture activity, including the Speedpay and Paymap divestitures. The first quarter 2019 presentations have been recast to provide consistency with the subsequent quarters and full year 2019 presentations and exclude these expenses from our operating and net income. We believe that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.